Exhibit 24
POWER OF ATTORNEY

AMERICAN ELECTRIC POWER COMPANY, INC.
Annual Report on Form 10-K for the Fiscal Year Ended
December 31, 2020

The undersigned directors of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation (the "Company"), do hereby constitute and appoint NICHOLAS K. AKINS, JULIA A. SLOAT and JULIE A. SHERWOOD, and each of them, their attorneys-in-fact and agents, to execute for them, and in their names, and in any and all of their capacities, the Annual Report of the Company on Form 10-K, pursuant to Section 13 of the Securities Exchange Act of 1934, for the fiscal year ended December 31, 2020, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform every act and thing required or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF the undersigned have hereunto set their hands this 10th day of February, 2021.

/s/ Nicholas K. Akins	/s/ Sandra Beach Lin
Nicholas K. Akins	Sandra Beach Lin

/s/ David J. Anderson	/s/ Margaret M. McCarthy
David J. Anderson	Margaret M. McCarthy

/s/ J. Barnie Beasley, Jr.	/s/ Richard C. Notebaert
J. Barnie Beasley, Jr.	Richard C. Notebaert

/s/ Ralph D. Crosby, Jr.	/s/ Stephen S. Rasmussen
Ralph D. Crosby, Jr.	Stephen S. Rasmussen

/s/ Art A. Garcia	/s/ Oliver G. Richard, III
Art A. Garica	Oliver G. Richard, III

/s/ Linda A. Goodspeed	/s/ Daryl Roberts
Linda A. Goodspeed	Daryl Roberts

/s/ Thomas E. Hoaglin	/s/ Sara Martinez Tucker
Thomas E. Hoaglin	Sara Martinez Tucker